As filed with the Securities and Exchange Commission on October 24, 2000,
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      TERAYON COMMUNICATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                    77-0328533
     (State of Incorporation)               (I.R.S. Employer Identification No.


                         -----------------------------

                             2952 Bunker Hill Lane
                             Santa Clara, CA  95054
                    (Address of principal executive offices)

                         -----------------------------

                 Mainsail Networks, Inc. 1997 Stock Option Plan

                                 Dr. Zaki Rakib
                            Chief Executive Officer
                      Terayon Communication Systems, Inc.
                             2952 Bunker Hill Lane
                             Santa Clara, CA  95054
                                 (408) 727-4400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                          ----------------------------

                                   Copies to:
                                Karyn S. Tucker
                               Angelique Tremble
                                 Rachel Halpren
                               Cooley Godward LLP
                               One Maritime Plaza
                                   20/th/ Floor
                         San Francisco, CA  94111-3580
                                 (415) 693-2000

                               Cooley Godward LLP

                          ----------------------------


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                     Proposed Maximum           Proposed Maximum
 Title of Securities to                          Offering Price Per Share   Aggregate Offering Price
 be Registered                 Amount to be                 (1)                        (1)              Amount of Registration
                                Registered                                                                        Fee
====================================================================================================================================
Shares of Common Stock,                 168,193                    $2.4912                $419,002.40                    $104.00
 par value $.001 per
 share, subject to
 outstanding options
 granted under the
 Mainsail Networks, Inc.
 1997 Stock Option Plan
====================================================================================================================================
Totals                                                             $2.4912                $419,002.40                    $110.62


                                        168,193
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the weighted average exercise price, for shares subject to options previously granted under the Mainsail Networks, Inc. 1997 Stock Option Plan, acquired by Terayon Communication Systems, Inc. (the "Company") (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"))

                                       1.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

     (A) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (B) All other documents listed below and any future filings we will make with the SEC under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the registration statement referred to in (a) above:

          .  Quarterly report on Form 10-Q for the quarter ended June 30, 2000;

          . Current Report on Form 8-K filed on May 3, 2000, as amended on Form 8-K/A filed on May 8, 2000 and as amended on Form 8-K/A filed on June 29, 2000;

          .  Current Report on Form 8-K filed on July 18, 2000;

          . Current Report on Form 8-K filed on October 5, 2000, as amended on Form 8-K/A filed on October 18, 2000;

          .  Current Report on Form 8-K filed on October 23, 2000; and

          . The description of the Company's common stock contained in its registration statement on Form 8-A, as filed on July 20, 1998 with the set filed.


     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Company may, in its discretion, indemnify other offices, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the Company is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the Bylaws provisions relating to indemnity.

     The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the

                                       2.

best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


                                 EXHIBIT INDEX


  Exhibit
  Number                           Description

    5.1       Opinion of Cooley Godward LLP

   23.1       Consent of Ernst & Young LLP, Independent Auditors

   23.2       Consent of Ernst & Young LLP, Independent Auditors

   23.3       Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.4 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors

   23.5 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors

   23.6 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

   99.1       Mainsail Networks, Inc. 1997 Stock Option Plan

   99.2 Form of Stock Option Agreement used in connection with the Mainsail Networks, Inc., 1997 Stock Option Plan


                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (I) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (II) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (III) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

                                       3.

     (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Registration Statement Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on October 24, 2000.


                                    TERAYON COMMUNICATION SYSTEMS, INC.

                                    By:/s/ Dr. Zaki Rakib
                                       ----------------------------------
                                              Dr. Zaki Rakib
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Dr. Zaki Rakib and Shlomo Rakib and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                      Date
---------                                        -----                                      ----
/s/ Dr. Zaki Rakib                              Chief Executive Officer, Secretary and       October 24, 2000
----------------------------------------------  Director (Principal Executive Officer)
     Dr. Zaki Rakib
/s/ Ray M. Fritz                                Chief Financial Officer (Principal           October 24, 2000
----------------------------------------------  Financial and Accounting Officer)
     Ray M. Fritz
/s/ Shlomo Rakib                                President and Chairman of the Board of       October 24, 2000
----------------------------------------------  Directors
     Shlomo Rakib
/s/ Michael D'Avella                            Director                                     October 24, 2000
----------------------------------------------
     Michael D'Avella
/s/ Alek Krstajic                               Director                                     October 24, 2000
----------------------------------------------
     Alek Krstajic
/s/ Christopher J. Schaepe                      Director                                     October 24, 2000
----------------------------------------------
     Christopher J. Schaepe
/s/ Lewis Solomon                               Director                                     October 24, 2000
----------------------------------------------
     Lewis Solomon

                                       5.

/s/ Mark A. Stevens                             Director                                     October 24, 2000
----------------------------------------------
     Mark A. Stevens

By: /s/ Dr. Zaki Rakib
   --------------------------------------------
     Dr. Zaki Rakib
              Attorney-in-Fact

                                       6.

                                 EXHIBIT INDEX

  Exhibit
  Number                           Description
    5.1    Opinion of Cooley Godward LLP

   23.1    Consent of Ernst & Young LLP, Independent Auditors

   23.2    Consent of Ernst & Young LLP, Independent Auditors

   23.3    Consent of PricewaterhouseCoopers LLP, Independent Accountants

   23.4 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors

   23.5 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors

   23.6 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

   99.1    Mainsail Network, Inc.'s 1997 Stock Option Plan

   99.2 Form of Stock Option Agreement used in connection with the Mainsail Network, Inc.'s 1997 Stock Option Plan

                                       7.